CENTRAL AND SOUTH WEST CORPORATION


                                     BYLAWS













Revised effective
January 21, 1998

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                       CENTRAL AND SOUTH WEST CORPORATION
                                     BYLAWS

                                    ARTICLE I

                               STOCK AND TRANSFERS

     SECTION 1. Each holder of fully paid stock shall be entitled to a certificate or certificates of stock stating the number of shares owned by such holder. All certificates shall at the time of their issuance be signed by the

Chairman, the Vice Chairman, if any, the President, or a Vice President and also by the Treasurer, the Secretary, an Assistant Treasurer or an Assistant

Secretary, shall be countersigned by a Transfer Agent, and shall be authenticated and registered by a Registrar, provided that in case any officer,

Transfer Agent or Registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, Transfer Agent or Registrar before such certificate is issued, it may be issued with the same effect as if such officer, Transfer Agent or Registrar had not ceased to be such at the date of its issue. The Board of Directors shall appoint one or more

Transfer Agents, none of whom shall be the Corporation or any officer or employee thereof, and one or more Registrars, each of which Registrars shall be a bank or trust company. If a certificate is countersigned manually by either a

Transfer Agent or a Registrar, any other signature on the certificate may be a facsimile.
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     SECTION 2. Shares of stock shall be transferable only on the books of the

Corporation and, except as otherwise required by law, shall be transferred only upon proper endorsement and surrender of the certificates theretofore issued therefor. If an outstanding certificate of stock shall be lost, stolen or destroyed, there shall be issued to the holder thereof a new certificate upon production of evidence satisfactory to the Board of Directors of such loss,

theft or destruction and upon furnishing to the Corporation, the Transfer Agents and the Registrars a bond of indemnity deemed sufficient by the Board of

Directors against claims on account of such alleged loss, theft or destruction or on account of the issuance of such new certificate.


                                   ARTICLE II

                                  STOCKHOLDERS

     SECTION 1. A meeting of the stockholders shall be held on the third

Thursday in April of each year or on such other day as may, in any year, be specified by the Board of Directors. Each such annual meeting shall be held at such place and hour as may be fixed by the Board of Directors.

     SECTION 2. Special meeting of the stockholders may be called by the

Chairman, by the Board of Directors, by a majority of the Directors individually or by the holders of not less than one-third of the total outstanding shares of stock of the Corporation. Each special meeting of the stockholders shall be held


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at such place, date and hour as may be fixed by the person or persons calling the meeting.

     SECTION 3. Written notice stating the place, date and hour of each meeting of the stockholders, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten or more than fifty days before the date of the meeting except as otherwise required by law,

either personally or by mail, to each stockholder of record entitled to vote at such meeting.

     SECTION 4. At all meetings of the stockholders a majority of the outstanding shares of stock, excluding such shares as may be owned by the

Corporation, represented in person or by proxy, shall constitute a quorum for the transaction of business, but the stockholders represented at a meeting,

though less than a quorum, may adjourn the meeting to some other day or SINE

DIE. If a quorum is present the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the stockholders, unless the vote of a greater number is required by law or the Second Restated

Certificate of Incorporation.

     SECTION 5. At every meeting of the stockholders, each share of stock shall entitle the holder of record on the date fixed by the Board of Directors to one vote upon each matter voted upon. In the election of directors of the

Corporation, the principle of cumulative voting shall not apply. Votes may in all cases be cast by duly authorized proxy, but no stockholder shall be entitled
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to designate more than three persons as proxies to vote shares held by him.

     SECTION 6. At least ten days before each meeting of the stockholders the

Secretary shall prepare a complete list, in alphabetical order, of all the stockholders of the Corporation entitled to vote at the meeting, showing the address of each and the number of shares registered in the name of each. Such list shall be open to the examination of any stockholders, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, at a place specified in the notice of the meeting, within the city where the meeting is to be held, or at the place where the meeting is to be held.

     SECTION 7. For the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders or an adjournment thereof, or to receive payment of a dividend or other distribution or allotment of rights, or in order to make a determination of stockholders for any other proper purpose,

the Board of Directors may fix, in advance, a record date which shall be not more than sixty days nor less than ten days before the date of such meeting,

except as otherwise required by law.

                                   ARTICLE III

                               BOARD OF DIRECTORS

     SECTION 1. (a) At each annual meeting of stockholders, directors of the

Corporation shall be elected to hold office until the expiration of the term for


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which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law. The directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The term of office of the initial

Class I directors shall expire at the next succeeding annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of the stockholders. For the purposes hereof, the initial Class I, Class

II and Class III directors shall be those directors elected at the April 19,

1990 annual meeting and designated as members of such Class. At each annual meeting after the April 19, 1990 annual meeting, directors to replace those of a

Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and shall qualify. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.
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     (b) Any director may be removed from office only for cause and only by the affirmative vote of the holders of eighty percent (80%) of the voting power of the outstanding shares of Common Stock.

     (c) The number of directors constituting the entire Board of Directors shall be not less than nine nor more than fifteen as may be fixed from time to time by resolution adopted by a majority of the entire Board of Directors;

provided, however, that no decrease in the number of directors constituting the entire Board of Directors shall shorten the term of any incumbent director. A majority of the entire Board of Directors may adopt a resolution at any time to increase the number of directors to not more than fifteen and, by vote of a majority of the Board of Directors, elect a new director or directors to fill any such newly created directorship. Any such new director shall hold office until the next annual meeting of stockholders and until his successor shall have been duly elected and qualified.

     (d) Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors,

although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next succeeding annual meeting of stockholders of the

Corporation and until his or her successor shall have been duly elected an qualified.
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     SECTION 2. Except with respect to those persons who were serving as directors of the Corporation on October 12, 1987, and who at that time were 60 years of age or over (all of whom shall be eligible for election as directors until they, respectively, attain the age of 72 years), the Board of Directors shall not elect nor propose for election by the stockholders of the Corporation

(a) any non-employee of the Corporation who has attained the age of 70 or who will have attained that age on or before the date of his election by the Board or proposed election by the stockholders, or (b) any employee of the Corporation or any of its subsidiaries (other than a past or present Chief Executive Officer of the Corporation) whose service as such employee has terminated or will in normal course terminate on or before the date of his election by the Board or proposed election by the stockholders. Any person who, under the foregoing provisions of this Section 2, would be eligible for election as a director after age 70 shall, should he elect to withdraw himself from consideration for such election, be entitled to the retirement benefits he would have been entitled to receive had he served as a director until age 72 and the commencement of such benefits shall, in that event, be accelerated to age 70 or such later date as such election may be made. The term "retirement benefits" as used herein shall include but not be limited to deferred compensation payable under any compensation plan of the Corporation for the benefit of its directors.
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     The term of any director who is an employee of the Corporation or any of its subsidiaries shall expire concurrently with the termination of service of that director as such an employee.

     SECTION 3. A regular meeting of the Board of Directors shall be held immediately or as soon as practicable after the election of Directors in each year, provided a quorum for such meeting can be obtained. Thereafter regular meetings of the Board shall be held on such dates and at such hour and place as to each meeting as the Board by resolution determines. Notice of every regular meeting of the Board, except the first meeting after the election of Directors in each year, stating the date, hour and place at which such meeting will be held, shall be given to each Director personally, by telephone, by telegraph or by mail, at least seven days before the day of such meeting.

     SECTION 4. Special meetings of the Board of Directors may be called by the

Chairman, by the President, the Vice Chairman, if any, or a Vice President, when acting in the Chairman's stead, or by any two Directors. Notice of every special meeting of the Board, stating the time and place at which it will be held, shall be given to each Director personally, by telephone, by telegraph or by mail, at least four days before the day of such meeting.

     SECTION 5. Notice to a Director of any meeting may be waived in writing by such Director, either before or after the meeting, and shall be deemed to have been waived by his attendance at the meeting.


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     SECTION 6. A majority of the number of Directors fixed by these Bylaws shall constitute a quorum for the transaction of business at any meeting of the

Board, but a lesser number may adjourn the meeting from time to time until a quorum is obtained, or may adjourn SINE DIE. Except as otherwise provided in the

Second Restated Certificate of Incorporation of the Corporation, at every meeting of the Board of Directors at which a quorum is present a majority vote of the Directors present shall be decisive of all questions before the meeting.

No Director may participate in meetings of the Board or committees thereof by means of conference telephone or similar communications equipment except upon prior notice to such Director from the Chairman, or in the case of a meeting of a committee, from the chairman thereof, and, in the case of a meeting of the

Board, unanimous approval of the Directors present.

     SECTION 7. Directors who are not officers of the Corporation or an affiliate shall receive annual retainers and fees for attending meetings of the

Board or committees of the Board in such amounts as the Executive Compensation

Committee of this Board shall from time to time set. No retainers or attendance fees shall be paid to Directors who are also officers of the Corporation or an affiliate. All Directors shall be reimbursed by the Corporation for their out of pocket traveling and other expenses incurred in connection with attending meetings of the Board or committees of the Board. Nothing therein contained


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shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor, including such compensation as may be specified by the Board of Directors for services as a member of any committee of the Board.

                                   ARTICLE IV

                                   COMMITTEES

     SECTION 1. The Board of Directors may from time to time establish, by resolution passed by a majority of the whole Board, standing or special committees, each consisting of two or more directors. Each committee shall have those duties and powers, permitted by law, as the Board may determine. Except for the Chairman of the Corporation, no committee member shall also be an officer or employee of the Corporation or any of its subsidiaries. The whole

Board shall appoint the committee members and chairmen, and determine the duties and powers of each committee, annually, upon recommendation of the Chairman of the Corporation, after the conclusion of the Corporation's Annual Stockholders'

Meeting.

     SECTION 2. Meetings of a committee may be called by the chairman of the committee, by any two members of the committee or by the Chairman. Notice of each committee meeting, stating the date, hour and place at which it will be held, shall be given to each member of the committee personally, by telephone,

by telegraph or by mail, at least four days before the day of such meeting. A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting thereof, but a lesser number may adjourn
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the meeting from time to time until a quorum is obtained, or may adjourn SINE

DIE. A majority vote of those present at a meeting of a committee at which a quorum is present shall be decisive of all questions before the meeting.

     SECTION 3. In the absence or disqualification of any member of a committee,

the remaining member or members present at a meeting and not disqualified from voting, whether or not constituting a quorum, may appoint another Director to act at such meeting in the place of such absent or disqualified member.

     SECTION 4. Notice to a Director of any committee meeting may be waived in writing by such Director, either before or after the meeting, and shall be deemed to have been waived by his attendance at the meeting.

     SECTION 5. The Board of Directors may delegate to the Chairman authority to establish Committees, designate their powers, and appoint committee members and chairmen.

                                    ARTICLE V

                                    OFFICERS

     SECTION 1. There shall be elected by the Board of Directors at its first meeting after the election of Directors in each year, a Chairman, a President, a

Secretary, a Controller, a Treasurer, and a General Counsel. There may be

elected by the Board one or more Vice Chairmen and Vice Presidents, including

Executive Vice Presidents, as the Board may decide upon; a Chief Financial

Officer; and one or more Assistant Vice Presidents, Assistant Secretaries,

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Assistant Controllers or Assistant Treasurers. The Board may also provide for and elect or appoint, at any time such other officers and prescribe for each of them such duties as in its judgment may be desirable for the conduct of the business and affairs of the Corporation. The Board shall approve the compensation of the chief executive, the operating, the administrative, and the financial and legal officers of the Corporation. The Chairman and the Chief

Executive Officer shall be, and any other officers may, but shall not be required to be, Directors of the Corporation. Any two or more offices, except those of Chief Executive Officer and Secretary, may be held by the same person.

All officers shall hold their respective offices until the first meeting of the

Board of Directors after the next succeeding annual election of Directors and until their respective successors shall have been elected and qualified, or until their earlier resignation or removal. Any officer may be removed from office by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Such removal, however, shall be without prejudice to the contract rights, if any, of the persons so removed. Election of an officer shall not of itself create contract rights.

     SECTION 2. The Chairman shall be the chief executive officer of the

Corporation and shall have general authority over all its affairs and over all its other officers, agents and employees. The Chairman shall, when present,

preside at all meetings of the stockholders and of the Board of Directors, and
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may attend any meeting of any committee of the Board whether or not a member,

except that attendance at an audit committee meeting may be only upon invitation of that committee. The Chairman shall sign all papers and documents as may be necessary or appropriate and shall have such other powers and duties as usually devolve upon the chief executive officer of a corporation, and such further powers and duties as may be prescribed by the Board of Directors. The Chairman shall have authority to appoint, remove or discharge any agent or employee or any officer not elected or appointed by the Board of Directors and, when the

Board is not in session, to suspend the authority of any officer elected or appointed by the Board, subject to the pleasure of the Board at its next meeting.

     SECTION 3. Any officer not required by these bylaws to be elected under

Section 1 above, including but not limited to Vice Chairmen, Vice President and a Chief Financial Officer, shall have such specific powers and duties, and such authority over the affairs of the Corporation, as may be prescribed by the Board or the Chairman. Said officers shall report to the Chairman or such other officer as the Board or Chairman may designate.

     SECTION 4. The General Counsel shall be responsible for the supervision of the legal affairs of the Corporation and in connection therewith shall have such specific powers and duties as shall be delegated by the Chairman. The General

Counsel shall report to the Chairman.
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     SECTION 5. The Controller shall be responsible for the installation and supervision of all accounting records of the Corporation, preparation and interpretation of the financial statements and reports of the Corporation,

maintenance of appropriate and adequate records of authorized appropriations,

determination that all sums expended pursuant to such appropriations are properly accounted for, and shall ascertain that all financial transactions are properly executed and recorded, and shall have such specific powers and duties as shall be delegated by the Chairman or the Chief Financial Officer, if any.

The Controller may be required to give bond to the Corporation for the faithful discharge of his or her duties in such form and in such amount and with such surety as shall be determined by the Board of Directors. The Controller shall report to the Chairman or such other officer as the Board may designate.

     SECTION 6. The Secretary shall attend all meetings of the stockholders and of the Board of Directors, shall keep a true and faithful record thereof, and shall have the custody and care of the corporate seal, records, minute books and stock books of the Corporation. Except as may be otherwise required by law, the

Secretary shall sign and issue all notices required for meetings of stockholders and of the Board of Directors. Whenever requested by the requisite number of stockholders or Directors, the Secretary shall give notice, in the name of the stockholders or Directors making the request, of a meeting of the stockholders


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or of the Board of Directors, as the case may be. He or she shall sign all documents and papers to which his or her signature may be necessary or appropriate, shall affix and attest the seal of the Corporation to all instruments requiring the seal, and shall have such other powers and duties as are commonly incidental to the office of the secretary of a corporation or as may be prescribed by the Board of Directors, the Chairman or the General

Counsel. He or she shall report to the General Counsel.

     SECTION 7. The Treasurer shall have charge of and be responsible for the collection, receipt, custody and disbursement of the funds of the Corporation,

and shall deposit its funds in the name of the Corporation in such banks, trust companies or other depositories as the Board of Directors may direct. Such funds shall be subject to withdrawal only upon checks or drafts signed or authenticated in such manner as may be designated from time to time by resolution of the Board of Directors. The Treasurer shall have the custody of such books and papers as in the practical business operations of the Corporation shall be convenient or as shall be placed in his custody by order of the Board of Directors. The Treasurer shall have such other powers and duties as are commonly incidental to the office of treasurer of a corporation or as may be prescribed by the Board of Directors, the Chairman or the Vice Chairmen or the

Chief Financial Officer, if any. Securities owned by the Corporation shall be in the custody of the Treasurer or of such other officers, agents or depositories as may be designated by the Board of Directors. The Treasurer may be required to

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give bond to the Corporation for the faithful discharge of his or her duties in such form and in such amount and with such surety as shall be determined by the

Board of Directors. The Treasurer shall report to the Chairman or such other officer as the Board may designate.

     SECTION 8. In case of the absence or disability of any officer hereinabove provided, the next succeeding senior officer shall exercise the powers and duties of such absent or disabled officer.

                                   ARTICLE VI

                                 INDEMNIFICATION

     Each person who is or was or had agreed to become a Director or officer of the Corporation, or each such person who is or was serving or had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified (including, without limitation, the advancement of expenses and payment of all loss, liability and expenses) by the Corporation to the full extent permitted by the General Corporation Law of the State of

Delaware or any other applicable laws as presently in effect or as may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than


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said laws permitted the Corporation to provide prior to such amendment);

provided however, that no person shall be indemnified for amounts paid in settlement unless the terms and conditions of such settlement have been consented to by the Corporation and provided further, that no indemnification for employees or agents of the Corporation (other than Directors and officers)

will be made without the express authorization of the Corporation's Board of

Directors.

                                   ARTICLE VII

                                  MISCELLANEOUS

     SECTION 1. No debts shall be contracted by or on behalf of the Corporation,

except for current expenses incurred in the ordinary course of business, unless authorized or approved by the Board of Directors, or by the Chairman, the Vice

Chairman, if any, the President or Vice President when acting pursuant to authority or approval granted by the Board.

     SECTION 2. Any and all shares of stock of any corporation owned by the

Corporation and any and all voting trust certificates owned by the Corporation calling for or representing shares of stock of any corporation may be voted at any meeting of the stockholders of such corporation or at any meeting of the holders of such certificates, as the case may be, by the Chairman, the Vice

Chairman, if any, the President or any Vice President and the Secretary or any

Assistant Secretary, in person or by proxy, upon any question which may be presented at such meeting, and such officers may, on behalf of the Corporation,

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waive any notice required to be given of the calling of such meeting and consent to the holding of such meeting without notice or to the taking of action without a meeting; provided, however, that if any question to be voted upon relates to business of a special or extraordinary nature which has not previously been approved by the Board of Directors of the Corporation, such officers shall vote or act only in accordance with authorization by the Board of Directors.

     SECTION 3. The fiscal year of the Corporation shall be the calendar year.

                                  ARTICLE VIII

                               AMENDMENT OF BYLAWS

     These Bylaws may be altered, amended or repealed by the Board of Directors at any regular or special meeting of the Board, or by the stockholders, as provided by law.